Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 2014, relating to the consolidated financial statements and the effectiveness of Vanguard Natural Resources, LLC’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Houston, Texas

March 4, 2014